                                                                    Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-51122, Form S-8 No. 333-84672, Form S-8 No. 333-45410 and Form
S-8 No. 333-11537) of Andrx Corporation of our report dated March 4, 2003 (except with respect to the matters discussed in Notes 16 and 20, as to which the date is March 24, 2003) with respect to the consolidated financial statements of Andrx Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                     /s/ Ernst & Young LLP
Fort Lauderdale, Florida
March 26, 2003